UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2401 Utah Avenue South,
Seattle, Washington 98134
(Address of principal executive
offices) (Zip Code)

(206) 447-1575
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On January 29, 2014, Starbucks Corporation (the “Company” or “Starbucks”) issued a press release announcing a new leadership structure to bolster the company’s financial and operating organization globally. In the new structure, Troy Alstead will be promoted to chief operating officer and Scott Maw will be promoted to executive vice president and chief financial officer. A copy of the press release is furnished as Exhibit 99.1.

     Effective February 3, 2014, Troy Alstead, chief financial officer and group president, Global Business Services, will be promoted to chief operating officer, responsible for overseeing day-to-day operations of the enterprise. In his new capacity, Mr. Alstead will continue to report to Howard Schultz, chairman, president and ceo, and will be responsible for aligning and prioritizing company investments across business units. Reporting to Mr. Alstead in his new role will be Cliff Burrows, group president, U.S., Americas and Teavana; John Culver, group president, China Asia Pacific, Channel Development and Emerging Brands; Scott Maw, executive vice president and chief financial officer; and his existing senior direct reports. Mr. Alstead will also assume responsibility for oversight of the EMEA (Europe, Middle East & Africa) business segment and will continue to have responsibility for the Global Technology and Global Supply Chain Organizations.

     Mr. Alstead, age 50, joined Starbucks in 1992 and has served as chief financial officer and group president, Global Business Services since September 2013. Mr. Alstead previously served as chief financial officer and chief administrative officer from November 2008 to September 2013; chief operating officer, Starbucks Greater China from April 2008 to October 2008; senior vice president, Global Finance and Business Operations from August 2007 to April 2008; and senior vice president, Corporate Finance from September 2004 to August 2007. Mr. Alstead served in a number of other senior positions with Starbucks prior to 2004.

     In connection with Mr. Alstead’s promotion, the Compensation & Management Development Committee (“CMDC”) of the Board of Directors of the Company approved an annualized base salary of $900,000, an annual bonus target under the Company’s Executive Management Bonus Plan of 120% of base salary and an equity grant with an economic value of $1,250,000. The equity grant will consist of approximately 50% stock options that vest annually over 4 years and 50% time-vesting restricted stock units (“RSUs”) that vest in equal tranches on the second and fourth anniversaries of the grant date. The foregoing description is qualified in its entirety by reference to Mr. Alstead’s Letter Agreement dated January 29, 2014 which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     Also effective February 3, 2014, Scott Maw, age 46, svp, Corporate Finance, will be promoted to executive vice president and chief financial officer and will serve as the Company’s principal financial officer and principal accounting officer. In his new role, Mr. Maw will report to Mr. Alstead and oversee the Company’s global finance function. Mr. Maw joined Starbucks in August 2011 and has served as svp, Corporate Finance since October 2012. From August 2011 to October 2012, he served as global controller. Prior to joining Starbucks, Mr. Maw served as chief financial officer of SeaBright Insurance Company from February 2010 to August 2011. From October 2008 to February 2010 Mr. Maw served as chief financial officer of the Consumer Banking division of JPMorgan Chase & Co. He has also held various finance leadership positions at General Electric and the Retail Banking division of Washington Mutual.

     In connection with Mr. Maw’s promotion, the CMDC approved an annualized base salary of $550,000, an annual bonus target under the Executive Management Bonus Plan of 75% of base salary and an equity grant with an economic value of $600,000. The equity grant will consist of approximately 50% stock options and 50% time-vesting RSUs, each with the same vesting terms as the grants to Mr. Alstead. The foregoing description is qualified in its entirety by reference to Mr. Maw’s Letter Agreement dated January 29, 2014 which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

     There is no arrangement or understanding between either Mr. Alstead or Mr. Maw and any other person pursuant to which either of them were selected as an officer. There are no family relationships among any of our directors or executive officers (including Mr. Alstead and Mr. Maw). Neither Mr. Alstead nor Mr. Maw has an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

2

Item 7.01.     Regulation FD Disclosure.

     A copy of the Company’s press release relating to the foregoing announcements, dated January 29, 2014, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

     (d) Exhibits:

Exhibit
Number	Description
10.1	Letter Agreement dated January 29, 2014 between Starbucks Corporation and Troy Alstead

10.2	Letter Agreement dated January 29, 2014 between Starbucks Corporation and Scott Maw

99.1	Press Release dated January 29, 2014

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: January 29, 2014

By:	/s/ Lucy Lee Helm
Name:	Lucy Lee Helm
Title:	executive vice president, general counsel
and secretary

EXHIBIT INDEX

Index
Number	Description
10.1	Letter Agreement dated January 29, 2014 between Starbucks Corporation and Troy Alstead

10.2	Letter Agreement dated January 29, 2014 between Starbucks Corporation and Scott Maw

99.1	Press Release dated January 29, 2014